Exhibt 10.4

THERAVANCE, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

(AS ADOPTED MAY 27, 2004 AND AMENDED ON APRIL 19, 2005, DECEMBER 11, 2007, DECEMBER 10, 2008, APRIL 27, 2010 AND FEBRUARY 11, 2011)

i

(h) Stockholder Approval	6

SECTION 9. LIMITATIONS ON STOCK OWNERSHIP	6
(a) Five Percent Limit	6
(b) Dollar Limit	7

SECTION 10. RIGHTS NOT TRANSFERABLE	7

SECTION 11. NO RIGHTS AS AN EMPLOYEE	8

SECTION 12. NO RIGHTS AS A STOCKHOLDER	8

SECTION 13. SECURITIES LAW REQUIREMENTS	8

SECTION 14. AMENDMENT OR DISCONTINUANCE	8

SECTION 15. DEFINITIONS	8
(a) Accumulation Period	8
(b) Board	8
(c) Code	8
(d) Committee	8
(e) Company	8
(f) Compensation	9
(g) Corporate Reorganization	9
(h) Eligible Employee	9
(i) Exchange Act	9
(j) Fair Market Value	9
(k) Offering Period	10
(l) Participant	10
(m) Participating Company	10
(n) Plan	10
(o) Plan Account	10
(p) Purchase Price	10
(q) Stock	10
(r) Subsidiary	10

ii

THERAVANCE, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.                PURPOSE OF THE PLAN.

The Board adopted the Plan effective as of the date of the IPO.  The Plan shall be implemented on such date following its effectiveness as shall be determined by the Board in its discretion.  The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions.  The Plan is intended to qualify for favorable tax treatment under Section 423 of the Code.

SECTION 2.                ADMINISTRATION OF THE PLAN.

(a)           Committee Composition.  The Committee shall administer the Plan.  The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

(b)           Committee Responsibilities.  The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan.  The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan.  The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 3.                STOCK OFFERED UNDER THE PLAN.

(a)           Authorized Shares.  The number of shares of Stock available for purchase under the Plan shall be 2,025,000(1) (subject to adjustment pursuant to Subsection (b) below).

(b)           Anti-Dilution Adjustments.  The aggregate number of shares of Stock offered under the Plan, the 2,500-share limitation described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s stockholders, or a similar event.

(1)  All share numbers reflect the reverse stock split approved in connection with the IPO.  Reflects 300,000 share increase approved by the stockholders on June 30, 2005.  Reflects 300,000 share increase approved by the Compensation Committee of the Board on December 11, 2007 and approved by stockholders at the Annual Stockholders Meeting on April 22, 2008. Reflects 550,000 share increase approved by the Board on December 10, 2008 and approved by stockholders at the Annual Stockholders Meeting on April 24, 2009.  Reflects 550,000 share increase approved by the Compensation Committee of the Board of Directors on February 11, 2011 and approved by stockholders at the Annual Stockholders Meeting on April 27, 2011.

(c)           Reorganizations.  Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period and Accumulation Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is continued or assumed by the surviving corporation or its parent corporation.  The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 4.                ENROLLMENT AND PARTICIPATION.

(a)           Offering Periods.  While the Plan is in effect, two overlapping Offering Periods shall commence in each calendar year.  The Offering Periods shall consist of the 24-month periods commencing on each May 16 and November 16, except that:

(i)            Each Offering Period shall commence on the date designated by the Board or Committee and shall end on the date 24 months later or such shorter period selected by the Board or Committee.

(ii)           The Committee may determine that the first Offering Period applicable to the Eligible Employees of a new Participating Company shall commence on any date specified by the Committee.

(iii)          An Offering Period shall in no event be longer than 27 months.

(b)           Accumulation Periods.  While the Plan is in effect, two Accumulation Periods shall commence in each calendar year.  The Accumulation Periods shall consist of the six-month periods commencing on each May 16 and November 16, except that:

(i)            Each Accumulation Period shall commence on May 16 and November 16 and end on the earliest of the next November 15 and May 15, respectively, unless otherwise provided by the Committee.

(ii)           The Committee may determine that the first Accumulation Period applicable to the Eligible Employees of a new Participating Company shall commence on any date specified by the Committee.

(c)           Enrollment.  Each Eligible Employee may elect to become a Participant on the first day of an Offering Period by filing the prescribed enrollment form with the Company.  The enrollment form shall be filed at the prescribed location not later than the day designated by the Company but in any event prior to the commencement of the Offering Period.

(d)           Duration of Participation.  Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she:

(i)            Reaches the end of the Accumulation Period in which his or her employee contributions were discontinued under Section 5(d) or 9(b);

(ii)           Is deemed to withdraw from the Plan under Subsection (c) above;

(iii)          Withdraws from the Plan under Section 6(a); or

(iv)          Ceases to be an Eligible Employee.

A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Accumulation Period ending in the next calendar year, if he or she then is an Eligible Employee.  In all other cases, a former Participant may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (d) above.

(e)           Applicable Offering Period.  For purposes of calculating the Purchase Price under Section 8(b), the applicable Offering Period shall be determined as follows:

(i)            Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (e) above or (C) re-enrollment for a subsequent Offering Period under Paragraph (ii), (iii) or (iv) below.

(ii)           In the event that the Fair Market Value of Stock on the last trading day before the commencement of the Offering Period for which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.

(iii)          If Section 14(b) applies, the Participant shall automatically be re-enrolled for a new Offering Period.

(iv)          Any other provision of the Plan notwithstanding, the Company (at its sole discretion) may determine prior to the commencement of any new Offering Period that all Participants shall be re-enrolled for such new Offering Period.

(v)           When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 5.                EMPLOYEE CONTRIBUTIONS.

(a)           Commencement of Payroll Deductions.  A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions.  Payroll deductions shall commence as soon as reasonably practicable after the Company has received the prescribed enrollment form.

(b)           Amount of Payroll Deductions.  An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock.  Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(c)           Changing Withholding Rate.  If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time.  The new withholding rate shall be effective as soon as reasonably practicable after the Company has received such form.  The new withholding rate shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(d)           Discontinuing Payroll Deductions.  If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time.  Payroll withholding shall cease at the date requested by the Participant or thereafter as soon as reasonably practicable after the Company has received such form.  (In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).)  A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Company at the prescribed location.  Payroll withholding shall resume as soon as reasonably practicable after the Company has received such form.

(e)           Limit on Number of Elections.  No Participant shall make more than 2 elections under Subsection (c) or (d) above during any Accumulation Period.

SECTION 6.                WITHDRAWAL FROM THE PLAN.

(a)           Withdrawal.  A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Accumulation Period.  As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash.  No partial withdrawals shall be permitted.

(b)           Re-Enrollment After Withdrawal.  A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(d).  Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7.                CHANGE IN EMPLOYMENT STATUS.

(a)           Termination of Employment.  Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a).  (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

(b)           Leave of Absence.  For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing.  Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work.  Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c)           Death.  In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate.  Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

SECTION 8.                PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a)           Plan Accounts.  The Company shall maintain a Plan Account on its books in the name of each Participant.  Whenever an amount is deducted from the Participant’s Compensation for purposes of the Plan, such amount shall be credited to the Participant’s Plan Account.  Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes.  No interest shall be credited to Plan Accounts, except to the extent otherwise provided by the Committee.

(b)           Purchase Price.  The Purchase Price for each share of Stock purchased at the close of an Accumulation Period shall not be less than the lower of:

(i)            85% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period (as determined under Section 4(f)); or

(ii)           85% of the Fair Market Value of such share on the last trading day in such Accumulation Period.

(iii)          The Committee may determine at any time prior to the start of an Accumulation Period that the Purchase Price will be such percentage of the Fair Market Value as the Committee shall determine provided that the price shall not be lower than 85% nor higher than 100% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period or on the last trading day of an Accumulation Period (whichever of such days is selected by the Committee).

(c)           Number of Shares Purchased.  As of the last day of each Accumulation Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a).  The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account.  The foregoing notwithstanding, no Participant shall purchase more than 2,500 shares of Stock with respect to any Accumulation Period (or such lesser number established by the Committee prior to the beginning of an Accumulation Period) nor more than the amounts of Stock set forth in Sections 3(a) and 9(b).  The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

(d)                                 Available Shares Insufficient.  In the event that the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 3, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction.  The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants have elected to purchase.

(e)                                  Issuance of Stock.  Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Accumulation Period, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her).  Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

(f)                                    Tax Withholding.  To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan.  The Company shall not be required to issue any shares of Stock under the Plan until such obligations are satisfied.

(g)                                 Unused Cash Balances.  An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Accumulation Period.  Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 3 or Section 9(b) shall be refunded to the Participant in cash, without interest.

(h)                                 Stockholder Approval.  Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 9.                                               LIMITATIONS ON STOCK OWNERSHIP.

(a)                                  Five Percent Limit.  Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company.  For purposes of this Subsection (a), the following rules shall apply:

(i)                                     Ownership of stock shall be determined after applying the attribution rules of Section 424(d) of the Code;

(ii)                                  Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii)                               Each Participant shall be deemed to have the right to purchase 2,500 shares of Stock under this Plan with respect to each Accumulation Period (or such lesser number established by the Committee prior to the beginning of an Accumulation Period).

(b)                                 Dollar Limit.  Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

(i)                                     In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased under the Plan in the current calendar year.

(ii)                                  In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased under the Plan in the current calendar year and in the immediately preceding calendar year.

(iii)                               In the case of Stock purchased during an Offering Period that commenced in the second preceding calendar year, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased under the Plan in the current calendar year and in the two preceding calendar years.

For all purposes under this Subsection (b), the Fair Market Value of Stock shall be determined as of the beginning of the Offering Period in which such Stock is purchased.  For all purposes under this Subsection (b), this Plan shall be aggregated with any other employee stock purchase plans of the Company (or any parent or Subsidiary of the Company) that is described in Section 423 of the Code, and employee stock purchase plans not described in Section 423 of the Code shall be disregarded.  If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the earliest Accumulation Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 10.                                        RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution.  If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11.                                        NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12.                                        NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Accumulation Period.

SECTION 13.                                        SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 14.                                        AMENDMENT OR DISCONTINUANCE.

The Board or Committee shall have the right to amend, suspend or terminate the Plan at any time and without notice.  Except as provided in Section 3, any increase in the aggregate number of shares of Stock that may be issued under the Plan shall be subject to the approval of the Company’s stockholders.  In addition, any other amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required by any applicable law or regulation.  The Plan shall terminate automatically 20 years after its adoption by the Board, unless (a) the Plan is extended by the Board and (b) the extension is approved within 12 months by a vote of the stockholders of the Company.

SECTION 15.                                        DEFINITIONS.

(a)                                  “Accumulation Period” means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 4(b).

(b)                                 “Board” means the Board of Directors of the Company, as constituted from time to time.

(c)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(d)                                 “Committee” means a committee of the Board, as described in Section 2.

(e)                                  “Company” means Theravance, Inc., a Delaware corporation.

(f)                                    “Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code.  “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items.  The Committee shall determine whether a particular item is included in Compensation.

(g)                                 “Corporate Reorganization” means:

(i)                                     The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

(ii)                                  The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(h)                                 “Eligible Employee” means any employee of a Participating Company who meets both of the following requirements:

(i)                                     His or her customary employment is for more than five months per calendar year and for more than 20 hours per week; and

(ii)                                  He or she has been an employee of a Participating Company for such period (if any) as the Committee may determine before the beginning of the applicable Offering Period.

Officers of the Company shall not participate in the initial Offering Period or in any subsequent Offering Period unless the Committee announces prior to commencement of an Offering Period that officers shall be eligible to participate.  The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

(i)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)                                     “Fair Market Value” means the market price of Stock, determined by the Committee as follows:

(i)                                     If the Stock was traded on The Nasdaq National Market or The Nasdaq SmallCap Market on the date in question, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by such Market;

(ii)                                  If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

(iii)                               If none of the foregoing provisions is applicable, then the Committee shall determine the Fair Market Value in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal or as reported directly to the Company by Nasdaq or a stock exchange.  Such determination shall be conclusive and binding on all persons.

(k)                                  “Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

(l)                                     “Participant” means an Eligible Employee who participates in the Plan, as provided in Section 4.

(m)                               “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

(n)                                 “Plan” means this Theravance, Inc. 2004 Employee Stock Purchase Plan, as it may be amended from time to time.

(o)                                 “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(p)                                 “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

(q)                                 “Stock” means the Common Stock of the Company.

(r)                                    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Addendum for International Participants

The Committee may allow Participants who are employed by a Participating Company designated by the Committee, who are not employed by the Company and who work or reside outside of the United States an opportunity to acquire Common Stock pursuant to the Plan in accordance with such special terms and conditions as the Committee may designate with respect to each such Participating Company.  Without limiting the authority of the Committee, the special terms and conditions which may be established with respect to each such Participating Company, and which need not be the same for all Participating Companies, include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to accounts held for the benefit of Participants, the purchase price of any shares to be acquired, the length of any purchase period, the maximum amount of contributions, credits or Stock which may be acquired by any Participant, and a Participant’s rights in the event of his or her death, disability, withdrawal from the Plan, termination of employment on behalf of the Company and all matters related thereto.  This Addendum is not subject to Section 423 of the Code or any other provision of the Plan that refers to or is based upon such Section.  For purposes of United States tax laws, this Addendum shall be treated as separate and apart from the balance of the Plan.